Contact: Robert E. Rout

Chief Administrative and Chief

Financial Officer

724-465-1487

TO BE RELEASED:

9:00 a.m., Monday, July 21, 2008

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania, S&T Bancorp, Inc. - (NASDAQ:STBA) today announced net income of $13.9 million or $0.54 diluted earnings per share for the second quarter of 2008, compared to $13.9 million of net income and $0.56 diluted earnings per share for the second quarter of 2007.

For the six months ended June 30, 2008, net income totaled $28.7 million and $1.14 diluted earnings per share, as compared to $27.2 million of net income and $1.08 diluted earnings per share for the six months ended June 30, 2007, representing a six percent increase.

Annualized return on average equity for the six months ended June 30, 2008 was 15.97 percent as compared to 16.81 percent in the year ago period and 16.97 percent for the full year 2007. Year-to-date annualized return on average assets through June 30, 2008 was 1.62 percent compared with 1.64 percent in the first half of 2007 and 1.68 percent for the full year 2007.

Todd D. Brice, president and chief executive officer, commented, "We are very pleased with our overall performance this quarter despite some non-recurring items resulting from the consummation of the IBT Bancorp, Inc. ("IBT") acquisition. Both staffs worked extremely hard to ensure that the systems and processes were integrated as seamlessly as possible. All of this was achieved, while at the same time accomplishing outstanding loan growth, reducing problem credits and significantly expanding net interest income. I couldn't be more proud of the team's performance, and I believe our organization is uniquely positioned to take advantage of current market conditions."

IBT was a nine branch, $793 million asset community bank in Westmoreland County, Pennsylvania. The merger was completed on June 6, 2008, and all IBT branches are now operating under the S&T Bank name.

Nonperforming assets totaled $17.8 million or 0.41 percent of total assets at June 30, 2008 as compared to $23.8 million or 0.69 percent at March 31, 2008 and $17.3 million or 0.51 percent at December 31, 2007. Net loan charge-offs for the first six months of 2008 were $2.1 million or 0.15 percent of average loans on an annualized basis compared to $0.9 million or 0.07 percent for the first six months of 2007. During the second quarter of 2008, a $3.7 million nonperforming credit with a $2.0 million specifically assigned allowance for loan losses was resolved for $4.5 million. Another $3.6 million nonperforming credit with a $1.0 million specifically assigned allowance for loan losses was also resolved during the quarter resulting in a $1.1 million charge-off.

The allowance for loan losses at June 30, 2008 was $38.8 million or 1.12 percent of total loans, as compared to $35.7 million or 1.25 percent at March 31, 2008 and $34.3 million or 1.23 percent at December 31, 2007. For the six months ended June 30, 2008, the provision for loan losses was $1.2 million as compared to $3.5 million for the six months ended June 30, 2007. The provision and allowance for loan losses, which are based upon management's detailed quarterly analysis of the adequacy of the allowance for loan losses, are directionally consistent with the changes in asset quality and the improvement in nonaccrual loans and other performance metrics.

Brice added, "Asset quality is always a primary focus for everyone at S&T. Our underwriting and loan administration processes continue to serve us well, especially during these challenging economic times. In addition, I never miss an opportunity to remind shareholders that we have no subprime loans or securities in our portfolios."

Net interest income on a fully taxable equivalent basis for the second quarter of 2008 was $34.9 million, an increase of $4.7 million or 16 percent, as compared to $30.2 million for the same period of 2007. Net interest income on a fully taxable equivalent basis for the six months ended June 30, 2008 was $66.6 million, a $7.0 million or 12 percent increase, compared to $59.6 million for the six months ended June 30, 2007. The net interest margin, on a fully taxable equivalent basis, was 4.08 percent, 3.99 percent and 4.04 percent for the second quarter, first quarter and six months ended June 30, 2008, respectively. For the same periods in 2007, the net interest margin was 3.86 percent, 3.84 percent and 3.85 percent, respectively.

Earning assets have increased $792.3 million over the past 12 months. $752.0 million of this increase is related to the IBT acquisition; $185.1 million is related to growth in commercial lending and $48.0 million is related to growth in consumer lending. These earning asset increases were partially offset by $62.6 million of debt securities that matured and were not replaced during the period, and $130.2 million of debt securities from the IBT acquisition which were sold as a balance sheet restructuring strategy.

Overall deposits increased $490.1 million during the past 12 months, including $574.0 million of deposits that were acquired with the IBT merger. Brice added, "While core deposits are our most stable and lowest cost of funds overall, from time to time, we may experience periods like we are in today where borrowings have a slight pricing advantage. We are willing to accept slightly less robust deposit growth in the short run to take advantage of these unique circumstances. We know that we have excellent and very competitive deposit products, especially our CMA high-yield savings account, cash management services and electronic banking systems that we believe will continue to keep us competitive and serve our customers' needs well into the future. Particularly encouraging is the recent growth in demand deposit and cash management products."

Noninterest income, excluding net security gains and losses, increased $1.1 million to $18.7 million for the six-month period ended June 30, 2008, as compared to $17.6 million for the same year ago period. Significant increases in these results include a $0.4 million gain from the VISA initial public offering, $0.4 million of debit/credit card fees, $0.6 million of commercial loan swap fees and $0.4 million of insurance revenue. Offsetting the increases were lower letter of credit fees, mortgage banking revenues and deferred compensation plan valuations.

Net investment security losses for the first half of 2008 were $1.2 million, as compared to $2.1 million of equity security gains during the same period of 2007. The 2008 results include $1.3 million of other-than-temporary impairment charges for three bank equity holdings and $0.7 million of losses related to restructuring the IBT debt securities portfolio. The equity securities portfolio currently has a market value of $23.2 million at June 30, 2008 as compared to $44.9 million at June 30, 2007.

Noninterest expense increased $4.7 million or 13 percent to $40.3 million for the first six months of 2008, as compared to $35.6 million for the 2007 period. Significantly affecting noninterest expense during the second quarter 2008 was $0.9 million of merger related expenses, a $1.4 million valuation adjustment for five affordable housing limited partnerships and $1.6 million of increases to the reserve for unfunded commitments. Staff expense increases of $0.6 million primarily include the effects of year-end merit increases, higher medical plan costs and increased full-time equivalent staff levels. Occupancy and equipment expense increased $0.6 million during the six-month period as compared to the same period a year ago as a result of several facility remodelings and additions that occurred during the last 12 months. The efficiency ratio, which measures noninterest expense to noninterest income, excluding net security gains and losses, plus net interest income on a fully taxable equivalent basis, was 47 percent and 46 percent for the six-month periods ended June 30, 2008 and 2007, respectively.

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.31 per share on June 16, 2008 which is payable on July 25, 2008 to shareholders of record as of July 1, 2008. This dividend represents a 3.3 percent increase over the $0.30 per share quarterly dividend declared a year ago and a 4.3 percent projected annual yield utilizing the June 30, 2008 closing market price of $29.06.

Headquartered in Indiana, Pennsylvania, S&T Bancorp, Inc. operates 55 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.4 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.